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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                           _________________________

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

                                October 22, 2004
                                (Date of Report)
                       (Date of Earliest Event Reported)

                           ONYX SOFTWARE CORPORATION
               (Exact Name of Registrant as Specified in Charter)


    WASHINGTON                   0-25361                91-1629814
(State or Other Jurisdiction  (Commission File No.)   (IRS Employer
     of Incorporation)                              Identification No.)


         1100 - 112TH AVENUE N.E., SUITE 100, BELLEVUE, WA  98004-4504
          (Address of Principal Executive Offices, including Zip Code)

                                 (425) 451-8060
              (Registrant's Telephone Number, Including Area Code)

         (Former Name or Former Address, if Changed Since Last Report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-14(c)).

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ITEM 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

     On October 7, 2004, Onyx announced that it had hired John S. Denault as its Senior Vice President for the Americas. In conjunction with Mr. Denault's appointment, Onyx entered into an employment agreement with Mr. Denault on September 20, 2004, which agreement became effective upon commencement of Mr. Denault's employment on October 7, 2004. On October 22, 2004, the board of directors of Onyx designated Mr. Denault as an executive officer of Onyx, as a result of which Mr. Denault's employment agreement became a material contract as of such date within the meaning of Item 601(b)(10)(iii)(A).

     Under the employment agreement, Onyx will pay Mr. Denault a base salary of $225,000 per year, and Mr. Denault will be eligible to be considered for a semi-annual incentive and retention bonus with a target amount equal to 75% of his base salary. In addition, Mr. Denault received a $70,000 signing bonus, which was paid on the first regular payday after the commencement of his employment with Onyx.

     The employment agreement also provides Mr. Denault with the following grants of non-qualified stock options to purchase Onyx common stock: (a) an initial grant to purchase 18,000 shares at an exercise price of $3.54 per share, which option will fully vest on the one-year anniversary of the date on which Mr. Denault's employment commenced and (b) a grant to purchase 120,000 shares at an exercise price of $3.54 per share, of which 25% of the shares covered by the option will vest on the one-year anniversary of the date on which Mr. Denault's employment commenced, and an additional 2.0833% of such shares will vest at the end of each month thereafter, with the result that 100% of the shares covered by the option shall be vested four years from the date on which Mr. Denault's employment commenced.

     The employment agreement is terminable by either Onyx or Mr. Denault, with or without cause, upon 14 days' written notice. If Mr. Denault is terminated by Onyx for either cause or permanent disability (as such terms are defined in the employment agreement), Onyx shall pay severance to Mr. Denault in an aggregate amount equal to six months of Mr. Denault's then-current base salary, to be paid in accordance with Onyx's standard payroll procedures.

     A copy of the employment agreement is attached as Exhibit 10.1 and is incorporated into this current report by reference.

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ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS

     (c)    Exhibits.

     10.1 Employment Agreement between Onyx Software Corporation and Jack Denault, dated September 20, 2004

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   ONYX SOFTWARE CORPORATION



Date:  November 1, 2004                  By:    /s/ Brian C. Henry
                                                ----------------------------
                                         Name:  Brian C. Henry
                                         Its:   Executive Vice President and
                                                  Chief Financial Officer



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                               INDEX TO EXHIBITS



Exhibit
Number         Description
-------        -----------
10.1           Employment Agreement between Onyx Software Corporation and Jack
               Denault, dated September 20, 2004